UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 18, 2019

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue
San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Common Stock	CUB	New York Stock Exchange, Inc.
Title of each class	Trading symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On December 18, 2019, Cubic Corporation, a Delaware corporation (“Cubic”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Cubic, Locus Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cubic (the “Merger Sub”), Pixia Corp., a Delaware corporation (“Pixia”), and FG Pixia LLC, solely in its capacity as the representative of all of the equityholders of the Company (the “Equityholder Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Pixia (the “Merger”), with Pixia surviving the Merger as a wholly-owned subsidiary of Cubic. The Merger Agreement is the result of Cubic’s exercise of its option to purchase the balance of the issued and outstanding equity of Pixia pursuant to Cubic’s $50.0 million purchase of Pixia common stock (representing approximately 20% of the fully-diluted equity of Pixia) in July 2019. The parties expect to complete the transaction in the first quarter of 2020 after satisfaction of customary closing conditions as described below.

Upon the effectiveness of the Merger, the equity holders of Pixia (other than dissenting stockholders) will receive aggregate cash consideration of $200.0 million, subject to adjustments in respect of, among other things, cash and cash equivalents, net working capital and Pixia indebtedness as of the Merger closing.

Consummation of the Merger is subject to customary conditions, including without limitation: (i) approval of the Stockholders of Pixia holding at least 90% of the outstanding capital stock of Pixia on a fully-diluted basis and not more than 10% of the shares of Pixia capital stock dissenting with respect to approval of the Merger; (ii) approvals from regulatory bodies having jurisdiction over any such matters and receipt of certain third party consents; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the absence of any law, injunction, judgment or ruling prohibiting the Merger or making the consummation of the Merger illegal. Moreover, each of Cubic’s, Merger Sub’s and Pixia’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party(ies)’ representations and warranties contained in the Merger Agreement (subject to certain qualifiers); and (y) the other party(ies)’ compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Under Pixia’s existing voting agreement among its stockholders, all of the stockholders of Pixia are required to vote in favor of the Merger and the Merger Agreement.

The parties have made customary representations and warranties and covenants in the Merger Agreement. Cubic, on the one hand, and the equityholders of Pixia, on the other, have also agreed to mutually indemnify each other for breaches of representations and warranties and covenants, subject to certain limitations set forth in the Merger Agreement. As of signing, Cubic has bound “representation and warranty” insurance which will provide coverage for breaches of representations and warranties of Pixia contained in the Merger Agreement, subject to deductibles, exclusions, policy limits and certain other terms and conditions.  The Merger Agreement contains certain termination rights for Cubic and Pixia.

Cubic will fund the Merger consideration from cash on hand and existing credit facilities.

The representations and warranties of the parties contained in the Merger Agreement have been made solely for the benefit of the parties to whom such representations and warranties are made. In addition, such representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made to the applicable party(ies) in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement will be filed only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Cubic, Pixia or their businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Cubic or Pixia. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Cubic and Pixia that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that Cubic has filed and may file with the Securities and Exchange Commission.

The foregoing summary is qualified in its entirety by the full text of the Merger Agreement, which Cubic will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect Cubic’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the Acquisition, the possibility that various closing conditions for the Acquisition may not be satisfied or waived, the parties’ ability to consummate the proposed transaction on the contemplated timeline, and other factors which are set forth in Cubic’s most recent Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 20, 2019, and in all filings with the SEC made by Cubic subsequent to the filing of that Form 10-K. Cubic does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019	CUBIC CORPORATION

	By:	/s/ Hilary Hageman
	Name:	Hilary Hageman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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